FORTIS LAW PARTNERS          Julie A. Herzog Attorney at Law
            303-295-9707
            jherzog@fortislawpartners.com
February 9, 2018

Bio Fil Inc
2906 E Caley Avenue Centennial, CO 80121

 Re: Bio Fil Inc Offering Statement on Form 1-A

Ladies and Gentlemen:

 e have acted as counsel to Bio Fil Inc, a Colorado corporation (the "Company"), with respect to the preparation and filing with the U.S. Securities and Exchange Commission
(the "SEC") of an offering statement on Form 1-A promulgated under Regulation A (the "Offering Statement") covering the contemplated sale by the Company of up to 1,400,000 shares of the Company's no par value common stock (the "Shares").

 In connection with rendering thls opinion, we have reviewed copies of the following documents relating to the Shares:

 1. the Offering Statement;
 2. the Articles of Incorporation of the Company, as amended to date;
 3. the Bylaws of the Company;
 4. the Form of Subscription Agreement attached to the Offering Statement as Exhibit 17.4;
 5. documents evidencing the actions of the Board of Directors of the Company relating to the authorization of the Shares and the transactions contemplated by the Offering
  Statement; and
 6. such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Bio Fil Inc
February 9, 2018

 In rendering this opinion, we have: (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies;
and (b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and ce1tificates of officers and representatives of the Company.

 Based upon the foregoing, we are of the opinion that the Shares will be duly authorized and will be, when issued in the manner described in the Offering Statement, legally and validly issued, fully paid and non-assessable. No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Offering Statement or any portion thereof.

 We hereby consent to the use of this opinion as an exhibit to the Offering Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

 We do not express any opinion with respect to any law other than the corporate laws of the State of Colorado referred to above and the federal laws of the United States of America.
Our opinion is rendered only with respect to laws, ordinances, rules, regulations and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         Very truly yours,

         /s/ Fortis Law Partners LLC

         FORTIS LAW PARTNERS LLC

1900 Wazee Street, Suite 300, Denver, CO 80202 - Main: 303-295-9700 www.fortislawpartners.com